Exhibit 1.01
Mercury Systems, Inc.
Conflict Minerals Report
For the Year Ended December 31, 2022

This conflict minerals report for the year ended December 31, 2022 is presented to comply with Rule 13p-1 under the Securities Exchange Act of 1934, as amended. The U.S. Securities and Exchange Commission (“SEC”) issued Rule 13p-1 to implement the reporting and disclosure requirements related to conflict minerals as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act. This report has been prepared based on Rule 13p-1 as further clarified by the SEC guidance issued on April 7, 2017 in its Updated Statement on the Effect of the Court of Appeals Decision on the Conflict Minerals Rule. References in this report to “DRC” are to the Democratic Republic of the Congo and its adjoining countries (Tanzania, Zambia, Republic of Congo, Central African Republic, Angola, Uganda, Rwanda, South Sudan and Burundi). References in this report to “conflict minerals” are to cassiterite, columbite-tantalite, gold, wolframite, and their derivatives, which based on regulations from the SEC are limited to tin, tantalum, tungsten, and gold (“3TG”).
Our Products
Mercury Systems, Inc. (collectively with its subsidiaries, “we,” “us,” or “our”) is a technology company that delivers commercial innovation to rapidly transform the global aerospace and defense industry. Headquartered in Andover, Massachusetts, our end-to-end processing platform enables a broad range of aerospace and defense programs, optimized for mission success in some of the most challenging and demanding environments. Our Processing Platform includes signal solutions, display, software applications, networking, storage and secure processing. Our innovative solutions are mission-ready, trusted and secure, software-defined and open and modular (our differentiators), to meet customers’ most-pressing high-tech needs, including those specific to the aerospace and defense community.
During calendar year 2022, we manufactured and sold products as well as provided software and services. Manufacturing operations include manufacturing at our own facilities and by contract manufacturers using our design specifications. We provide products in the fields of radio frequency, analog-to-digital and digital to analog conversion, advanced multi- and many-core sensor processing systems, embedded security, digital storage, and digital radio frequency memory solutions, software defined communications capabilities, and advanced security technologies and capabilities. Examples of our products include: power amplifiers and limiters; switches; oscillators; filters; equalizers; digital and analog converters; chips; MMICs (monolithic microwave integrated circuits); memory and storage devices; embedded processing modules; embedded processing boards; switch fabric boards; high speed input/output boards; digital receiver boards; graphics and video processing and Ethernet and IO (input-output) boards; multi-chip modules; integrated radio frequency and microwave multi-function assemblies; tuners; transceivers; rack-mount servers; display head assemblies; and integrated subsystems that include multiple modules and/or subassemblies. Conflict minerals, as defined by the regulations of the SEC (i.e., tin, tantalum, tungsten, and gold, or 3TG), are essential to the functionality of most electronic devices and their use is extensive in the electronics industry. Examples of the use of conflict minerals in electronics include: tin solder for joining circuits; tantalum in capacitors; tungsten in metal wires, electrodes, and electrical contacts; and gold in electric plating and circuit boards.
We performed a review of our products considering the SEC’s conflict minerals regulations and the vendors supplying the components and materials incorporated into our products. Components and connectors incorporated into our products could contain conflict minerals as defined by the SEC, regardless of the country of origin of those minerals.

Our Calendar Year 2022 Reasonable Country of Origin Inquiry and Supply Chain Due Diligence
We do not engage in the extraction, transportation, handling, trading, processing, smelting, refining, or alloying of any conflict minerals and we do not acquire conflict minerals directly from any smelter or refiner, regardless of country of origin. To the extent that conflict minerals may be incorporated into our products, they are acquired through our supply chain in the form of components, connectors, solder, and other materials that we or our contract manufacturers incorporate into our finished products. We designed our conflict minerals reasonable country of origin inquiry and supply chain due diligence around our product manufacturing supply chain. We defined the scope of our conflict minerals inquiry by identifying and contacting the suppliers on our approved vendor list that provide components or other materials that may contain conflict minerals. We rely upon our suppliers to provide information on the origin of the conflict minerals contained in materials supplied to us, including sources of conflict minerals that are supplied to them from sub-tier suppliers. We expect our suppliers to provide us with sourcing information per our conflict minerals policy.
In general, we encountered the following challenges in obtaining responses from our suppliers:

•we are dependent on information received from our direct suppliers to conduct our reasonable country of origin inquiry process; and

•we have a varied supplier base with differing levels of resources and sophistication, and many of our suppliers are not themselves subject to Rule 13p-1 of the Securities Exchange Act of 1934, as amended.

Our Approved Vendor List
Our supply chain approved vendor list (“AVL”) contained 1,461 tier 1 suppliers identified as in-scope for conflict mineral regulatory purposes and which were contacted as part of our reasonable country of origin inquiry. In many cases, for a given component in one of our products, we have multiple vendors as a source for that component and each of those vendors is listed on our AVL. Our procedures for adding a vendor to our AVL include a review of the vendor’s conflict minerals status as part of the approval process.
Our Conflict Minerals Policy Statement and Supplier Outreach
Our conflict minerals policy statement is posted on our corporate website, www.mrcy.com, under the heading “Company,” then “Environmental, Social and Governance,” and then “Responsible Sourcing.” Our conflict minerals due diligence process included the development of a conflict minerals policy, establishment of a cross-functional team, engagement of a third-party vendor to conduct supply chain due diligence, communication with suppliers, gathering compliance data, and measuring and internally reporting our due diligence progress. We distributed supplier notices summarizing our conflict minerals policy to the suppliers on our AVL. For our calendar year 2022 Reasonable Country of Origin Inquiry (“RCOI”), we engaged Source Intelligence to enhance our conflict minerals compliance program.
The suppliers on our AVL were included in the RCOI performed by Source Intelligence. Prior to being asked to provide conflict minerals data, suppliers were asked a series of questions to determine whether the products they supply to us contain 3TG which is necessary to the functionality or production of our products. This information was used to determine which suppliers were in scope for regulatory purposes and thus asked to provide additional conflict minerals information.
We engaged with Source Intelligence to develop a list of suppliers determined to be in-scope for regulatory purposes based on our influence over the manufacturing process (i.e., meeting the manufacture or contract to manufacture definitions in SEC Rule 13p-1) and potential use of 3TG. Source Intelligence contacted our suppliers to collect information about the presence and sourcing of the 3TG used in the products and components supplied to us. This program utilized the Conflict-Free Sourcing Initiative’s Conflict Minerals Reporting Template (“CMRT”). Suppliers were offered two options to submit the required information, either by uploading the CMRT in Excel format or by completing an online survey version of this template directly in the Source Intelligence platform.
Source Intelligence sent an email to suppliers containing a registration and survey request link for the on-line data collection platform. Following the initial introductions to the program and information request, one email reminder was sent to each non-responsive supplier requesting survey completion. In recognition that the information requested can take time to collect and aggregate, suppliers were given a final deadline of March 31, 2023 to provide information about the metal processors present in their supply chains for the calendar 2022 reporting year. Suppliers were asked to provide information regarding the sourcing of their materials with the goal of identifying the 3TG smelters or refiners and associated mine countries of origin. Suppliers who had already performed a RCOI using the CMRT were asked to upload this document into the Source Intelligence system or to provide this information in the online survey version. We chose to give our suppliers the ability to share information at a level with which they were most comfortable, i.e. company, product or user-defined, but the declaration scope had to be specified. Suppliers were requested to provide an electronic signature before submitting their data to verify that all answers submitted were accurate to the best of the supplier’s knowledge, but the suppliers were not required to provide an electronic signature to submit their data. Source Intelligence evaluated the supplier responses for plausibility, consistency, and gaps. If any of the following quality control flags were raised, suppliers were automatically contacted by Source Intelligence on a bi-weekly basis up to three times:
•one or more smelters or refiners were listed for an unused metal;

•smelter or refiner information was not provided for a used metal, or such information provided was not a verified metal processor;

•the supplier answered yes to sourcing from the Democratic Republic of the Congo or adjoining countries, but none of the smelters or refiners listed are known to source from the region;

•the supplier indicated that they have not received conflict minerals data for each metal from all relevant suppliers;

•the supplier indicated they have not identified all of the smelters or refiners used for the products included in the declaration scope;

•the supplier indicated they have not provided all applicable smelter or refiner information received; and

•the supplier indicated 100% of the 3TG for products covered by the declaration originates from scrap/recycled sources, but one or more smelters or refiners listed are not known to be exclusive recyclers.

For supply chains with smelters or refiners that are known or thought to be sourcing from the Democratic Republic of the Congo or adjoining countries, additional investigation was conducted to determine the source and chain-of-custody of the regulated metals. Source Intelligence relies on the following internationally accepted audit standards to determine which smelters or refiners are considered “DRC Conflict Free”: the Responsible Minerals Assurance Process (“RMAP”); the London Bullion Market Association Good Delivery Program (“LBMA”); and the Responsible Jewellery Council Chain-of-Custody Certification (“RJC”). Source Intelligence is an official vendor member of the Responsible

Minerals Initiative (“RMI”) to further facilitate the exchange of supply chain data and technical information in the quest for global ethical sourcing of materials.
If the smelter or refiner is not certified by these internationally recognized standards, Source Intelligence attempts to contact them to gain more information about their sourcing practices, including countries of origin and transfer, and whether there are any internal due diligence procedures in place or other processes they undertake to track the chain-of-custody on the source of their mineral ores. Relevant information reviewed includes: whether the smelter or refiner has a documented, effective, and communicated conflict-free policy; an accounting system to support a mass balance of materials processed; and traceability documentation. Source Intelligence also performs internet research to determine whether there are any outside sources of information regarding the smelter or refiners sourcing practices. Source Intelligence attempts up to three contacts to smelters or refiners to gather information on mine country of origin and sourcing practices.
Appendix A to this report contains each unique smelter-metal combination reported to be in our supply chain with additional information from the Source Intelligence smelter database, including metal, smelter name, smelter country, and conflict-free certifications.

Appendix A
Certification Status:

1. Responsible Minerals Assurance Process: Responsible Minerals Initiative (RMI)
•RMAP: The smelter has an active certification or is in the process of renewing their certification.
•RMAP-Active: The smelter is actively moving through the certification process.
•TICMC-Progressing: Tungsten smelters that have committed to obtain a RMAP certification within 2 years of membership with the Tungsten Industry-Conflict Minerals Committee (TI-CMC).

2. Responsible Gold Certificate: London Bullion Market Association (LBMA)
•LBMA: The smelter has obtained a Responsible Gold Certification.

3. Chain of Custody Certificate: Responsible Jewelry Council (RJC)
•RJC: The smelter has obtained a Chain-of-Custody Certification.

Metal	Official Smelter Name	Smelter Country	Conflict-Free Certifications
Gold	Matsuda Sangyo Co., Ltd.	Japan	LBMA, RMAP
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	Austria	RJC, RMAP
Gold	Singway Technology Co., Ltd.	Taiwan
Gold	8853 S.p.A.	Italy
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	Mexico	LBMA, RMAP
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	Russian Federation
Gold	Solar Applied Materials Technology Corp.	Taiwan	LBMA, RMAP
Gold	Metal Concentrators SA (Pty) Ltd.	South Africa	RMAP
Gold	Refinery of Seemine Gold Co., Ltd.	China
Gold	Advanced Chemical Company	United States	RMAP
Gold	Metalor Technologies (Hong Kong) Ltd.	China	LBMA, RJC, RMAP
Gold	Metalor Technologies (Singapore) Pte., Ltd.	Singapore	LBMA, RJC, RMAP
Gold	Metalor Technologies (Suzhou) Ltd.	China	RJC, RMAP
Gold	Metalor Technologies S.A.	Switzerland	LBMA, RJC, RMAP
Gold	Metalor USA Refining Corporation	United States	LBMA, RJC, RMAP
Gold	Asahi Refining Canada Ltd.	Canada	LBMA, RMAP
Gold	Aida Chemical Industries Co., Ltd.	Japan	RMAP
Gold	Geib Refining Corporation	United States	RMAP
Gold	Degussa Sonne / Mond Goldhandel GmbH	Germany
Gold	L'Orfebre S.A.	Andorra	RMAP
Gold	Al Etihad Gold Refinery DMCC	United Arab Emirates	RMAP
Gold	Pease & Curren	United States
Gold	SAAMP	France	RJC, RMAP
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	Germany	LBMA, RJC, RMAP
Gold	Industrial Refining Company	Belgium
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Uzbekistan	LBMA, RMAP
Gold	Sudan Gold Refinery	Sudan
Gold	Mitsubishi Materials Corporation	Japan	LBMA, RMAP
Gold	Mitsui Mining and Smelting Co., Ltd.	Japan	LBMA, RMAP
Gold	MMTC-PAMP India Pvt., Ltd.	India	LBMA, RMAP
Gold	Sumitomo Metal Mining Co., Ltd.	Japan	LBMA, RMAP
Gold	Morris and Watson	New Zealand
Gold	Super Dragon Technology Co., Ltd.	Taiwan
Gold	Moscow Special Alloys Processing Plant	Russian Federation
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	Brazil	LBMA, RMAP

Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	Turkey	LBMA, RMAP
Gold	Guangdong Jinding Gold Limited	China
Gold	T.C.A S.p.A	Italy	LBMA, RMAP
Gold	African Gold Refinery	Uganda
Gold	Argor-Heraeus S.A.	Switzerland	LBMA, RMAP
Gold	Asahi Pretec Corp.	Japan	LBMA, RMAP
Gold	Asaka Riken Co., Ltd.	Japan	RMAP
Gold	Bangalore Refinery	India	RMAP
Gold	Navoi Mining and Metallurgical Combinat	Uzbekistan	RMAP
Gold	Tanaka Kikinzoku Kogyo K.K.	Japan	LBMA, RMAP
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Turkey
Gold	GGC Gujrat Gold Centre Pvt. Ltd.	India	RMAP - Active
Gold	Aurubis AG	Germany	LBMA, RMAP
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	China
Gold	Nihon Material Co., Ltd.	Japan	LBMA, RMAP
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Philippines	LBMA, RMAP
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	China
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	China	LBMA
Gold	Shandong Gold Smelting Co., Ltd.	China	LBMA, RMAP
Gold	International Precious Metal Refiners	United Arab Emirates
Gold	QG Refining, LLC	United States
Gold	LT Metal Ltd.	Korea, Republic of	RMAP
Gold	Heimerle + Meule GmbH	Germany	LBMA, RMAP
Gold	Planta Recuperadora de Metales SpA	Chile	RMAP
Gold	Heraeus Metals Hong Kong Ltd.	China	LBMA, RJC, RMAP
Gold	Boliden AB	Sweden	LBMA, RMAP
Gold	Heraeus Precious Metals GmbH & Co. KG	Germany	RMAP
Gold	Tokuriki Honten Co., Ltd.	Japan	LBMA, RMAP
Gold	Tongling Nonferrous Metals Group Co., Ltd.	China
Gold	TOO Tau-Ken-Altyn	Kazakhstan	RMAP
Gold	K.A. Rasmussen	Norway
Gold	Torecom	Korea, Republic of	RMAP
Gold	C. Hafner GmbH + Co. KG	Germany	LBMA, RJC, RMAP
Gold	Ohura Precious Metal Industry Co., Ltd.	Japan	RMAP
Gold	OJSC Novosibirsk Refinery	Russian Federation
Gold	Caridad	Mexico
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	Russian Federation
Gold	CCR Refinery - Glencore Canada Corporation	Canada	LBMA, RMAP
Gold	Cendres + Metaux S.A.	Switzerland
Gold	Umicore Precious Metals Thailand	Thailand
Gold	Umicore S.A. Business Unit Precious Metals Refining	Belgium	LBMA, RMAP
Gold	Hunan Chenzhou Mining Co., Ltd.	China
Gold	PAMP S.A.	Switzerland	LBMA, RMAP
Gold	United Precious Metal Refining, Inc.	United States	RMAP
Gold	Penglai Penggang Gold Industry Co., Ltd.	China
Gold	HwaSeong CJ CO., LTD.	Korea, Republic of
Gold	Chimet S.p.A.	Italy	LBMA, RMAP
Gold	Valcambi S.A.	Switzerland	LBMA, RJC, RMAP
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	China	LBMA, RMAP

Gold	Prioksky Plant of Non-Ferrous Metals	Russian Federation
Gold	Chugai Mining	Japan	RMAP
Gold	PT Aneka Tambang (Persero) Tbk	Indonesia	LBMA, RMAP
Gold	Western Australian Mint (T/a The Perth Mint)	Australia	LBMA, RMAP
Gold	Ishifuku Metal Industry Co., Ltd.	Japan	LBMA, RMAP
Gold	Istanbul Gold Refinery	Turkey	LBMA, RMAP
Gold	Italpreziosi	Italy	RJC, RMAP
Gold	WIELAND Edelmetalle GmbH	Germany	RMAP
Gold	JALAN & Company	India
Gold	Japan Mint	Japan	LBMA, RMAP
Gold	CGR Metalloys Pvt Ltd.	India
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	China
Gold	Dijllah Gold Refinery FZC	United Arab Emirates
Gold	Gold Coast Refinery	Ghana
Gold	Sovereign Metals	India
Gold	C.I Metales Procesados Industriales SAS	Colombia	RMAP - Active
Gold	Jiangxi Copper Co., Ltd.	China	LBMA, RMAP
Gold	PX Precinox S.A.	Switzerland	LBMA, RMAP
Gold	Daye Non-Ferrous Metals Mining Ltd.	China	LBMA
Gold	Yamakin Co., Ltd.	Japan	RMAP
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	China
Gold	Rand Refinery (Pty) Ltd.	South Africa	LBMA, RMAP
Gold	NH Recytech Company	Korea, Republic of	RMAP
Gold	Eco-System Recycling Co., Ltd. North Plant	Japan	RMAP
Gold	Eco-System Recycling Co., Ltd. West Plant	Japan	RMAP
Gold	DSC (Do Sung Corporation)	Korea, Republic of	RMAP
Gold	Asahi Refining USA Inc.	United States	LBMA, RMAP
Gold	Yokohama Metal Co., Ltd.	Japan	RMAP
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Russian Federation
Gold	Kundan Care Products Ltd.	India
Gold	JSC Uralelectromed	Russian Federation
Gold	JX Nippon Mining & Metals Co., Ltd.	Japan	LBMA, RMAP
Gold	Shirpur Gold Refinery Ltd.	India
Gold	ABC Refinery Pty Ltd.	Australia
Gold	AU Traders and Refiners	South Africa
Gold	Kaloti Precious Metals	United Arab Emirates
Gold	Yunnan Copper Industry Co., Ltd.	China
Gold	Augmont Enterprises Private Limited	India	RMAP - Active
Gold	Kazakhmys Smelting LLC	Kazakhstan
Gold	Emerald Jewel Industry India Limited (Unit 1)	India
Gold	Kazzinc	Kazakhstan	LBMA, RMAP
Gold	Royal Canadian Mint	Canada	LBMA, RMAP
Gold	Emerald Jewel Industry India Limited (Unit 2)	India
Gold	Emerald Jewel Industry India Limited (Unit 3)	India
Gold	Emerald Jewel Industry India Limited (Unit 4)	India
Gold	REMONDIS PMR B.V.	Netherlands	RMAP
Gold	Sai Refinery	India
Gold	Sabin Metal Corp.	United States
Gold	Modeltech Sdn Bhd	Malaysia

Gold	Safimet S.p.A	Italy
Gold	Kyshtym Copper-Electrolytic Plant ZAO	Russian Federation
Gold	SAFINA A.S.	Czech Republic	RMAP
Gold	Kennecott Utah Copper LLC	United States	LBMA, RMAP
Gold	KGHM Polska Miedz Spolka Akcyjna	Poland	RMAP
Gold	Dowa	Japan	RMAP
Gold	Samduck Precious Metals	Korea, Republic of
Gold	Alexy Metals	United States	RMAP - Active
Gold	Sancus ZFS (L’Orfebre, SA)	Colombia	RMAP
Gold	SAMWON METALS Corp.	Korea, Republic of
Gold	Kojima Chemicals Co., Ltd.	Japan	RMAP
Gold	Abington Reldan Metals, LLC	United States	RMAP
Gold	Metallix Refining Inc.	United States
Gold	Korea Zinc Co., Ltd.	Korea, Republic of	RMAP
Gold	Shandong Humon Smelting Co., Ltd.	China
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China	LBMA, RMAP
Gold	Sellem Industries Ltd.	Mauritania
Gold	MD Overseas	India
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	China	LBMA, RMAP
Gold	WEEEREFINING	France	RMAP - Active
Gold	Eco-System Recycling Co., Ltd. East Plant	Japan	RMAP
Gold	SEMPSA Joyeria Plateria S.A.	Spain	LBMA, RMAP
Gold	Kyrgyzaltyn JSC	Kyrgyzstan
Gold	L'azurde Company For Jewelry	Saudi Arabia
Gold	Emirates Gold DMCC	United Arab Emirates	RMAP
Gold	SungEel HiMetal Co., Ltd.	Korea, Republic of	RMAP
Gold	Shenzhen CuiLu Gold Co., Ltd.	China
Gold	Albino Mountinho Lda.	Portugal
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	China
Gold	Dongwu Gold Group	China
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	China	LBMA, RMAP
Gold	Lingbao Gold Co., Ltd.	China
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	China
Gold	Gold by Gold Colombia	Colombia	RMAP
Gold	LS-NIKKO Copper Inc.	Korea, Republic of	LBMA, RMAP
Gold	Fidelity Printers and Refiners Ltd.	Zimbabwe
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	China
Gold	State Research Institute Center for Physical Sciences and Technology	Lithuania
Gold	Marsam Metals	Brazil
Gold	Sichuan Tianze Precious Metals Co., Ltd.	China	LBMA, RMAP
Gold	Fujairah Gold FZC	United Arab Emirates
Gold	Materion	United States	RMAP
Tantalum	Solikamsk Magnesium Works OAO	Russian Federation
Tantalum	Metallurgical Products India Pvt., Ltd.	India	RMAP
Tantalum	Jiangxi Tuohong New Raw Material	China	RMAP
Tantalum	Mineracao Taboca S.A.	Brazil	RMAP
Tantalum	Global Advanced Metals Aizu	Japan	RMAP
Tantalum	Global Advanced Metals Boyertown	United States	RMAP
Tantalum	Mitsui Mining and Smelting Co., Ltd.	Japan	RMAP

Tantalum	NPM Silmet AS	Estonia	RMAP
Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED	China	RMAP
Tantalum	TANIOBIS Co., Ltd.	Thailand	RMAP
Tantalum	TANIOBIS GmbH	Germany	RMAP
Tantalum	H.C. Starck Inc.	United States	RMAP
Tantalum	TANIOBIS Japan Co., Ltd.	Japan	RMAP
Tantalum	TANIOBIS Smelting GmbH & Co. KG	Germany	RMAP
Tantalum	Telex Metals	United States	RMAP
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	China	RMAP
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	China	RMAP
Tantalum	Ulba Metallurgical Plant JSC	Kazakhstan	RMAP
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	China	RMAP
Tantalum	D Block Metals, LLC	United States	RMAP
Tantalum	XinXing Haorong Electronic Material Co., Ltd.	China	RMAP
Tantalum	QuantumClean	United States	RMAP
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	China	RMAP
Tantalum	Jiujiang Tanbre Co., Ltd.	China	RMAP
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	China	RMAP
Tantalum	Resind Industria e Comercio Ltda.	Brazil	RMAP
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	China	RMAP
Tantalum	KEMET de Mexico	Mexico	RMAP
Tantalum	RFH Yancheng Jinye New Material Technology Co., Ltd.	China	RMAP
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	China	RMAP
Tantalum	Taki Chemical Co., Ltd.	Japan	RMAP
Tantalum	5D Production OU	Estonia
Tantalum	F&X Electro-Materials Ltd.	China	RMAP
Tantalum	AMG Brasil	Brazil	RMAP
Tantalum	FIR Metals & Resource Ltd.	China	RMAP
Tin	Melt Metais e Ligas S.A.	Brazil	RMAP - Active
Tin	Metallic Resources, Inc.	United States	RMAP
Tin	Metallo Belgium N.V.	Belgium	RMAP
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	China	RMAP
Tin	Gejiu Kai Meng Industry and Trade LLC	China
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	China	RMAP
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	China	RMAP - Active
Tin	Mineracao Taboca S.A.	Brazil	RMAP
Tin	Minsur	Peru	RMAP
Tin	Alpha	United States	RMAP
Tin	Mitsubishi Materials Corporation	Japan	RMAP
Tin	An Vinh Joint Stock Mineral Processing Company	Viet Nam
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	China	RMAP
Tin	Jiangxi New Nanshan Technology Ltd.	China	RMAP
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	Viet Nam
Tin	Thaisarco	Thailand	RMAP
Tin	PT Bangka Serumpun	Indonesia	RMAP
Tin	Pongpipat Company Limited	Myanmar
Tin	Tin Technology & Refining	United States	RMAP
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	China
Tin	PT Rajawali Rimba Perkasa	Indonesia	RMAP
Tin	Novosibirsk Processing Plant Ltd.	Russian Federation

Tin	O.M. Manufacturing (Thailand) Co., Ltd.	Thailand	RMAP
Tin	O.M. Manufacturing Philippines, Inc.	Philippines	RMAP
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	Viet Nam
Tin	Operaciones Metalurgicas S.A.	Bolivia	RMAP
Tin	China Tin Group Co., Ltd.	China	RMAP
Tin	VQB Mineral and Trading Group JSC	Viet Nam
Tin	PT Aries Kencana Sejahtera	Indonesia	RMAP
Tin	PT Artha Cipta Langgeng	Indonesia	RMAP
Tin	PT ATD Makmur Mandiri Jaya	Indonesia	RMAP
Tin	PT Babel Inti Perkasa	Indonesia	RMAP
Tin	PT Babel Surya Alam Lestari	Indonesia	RMAP
Tin	PT Bangka Prima Tin	Indonesia	RMAP
Tin	PT Bangka Tin Industry	Indonesia	RMAP - Progressing
Tin	PT Belitung Industri Sejahtera	Indonesia	RMAP - Active
Tin	PT Bukit Timah	Indonesia	RMAP
Tin	PT Cipta Persada Mulia	Indonesia	RMAP
Tin	White Solder Metalurgia e Mineracao Ltda.	Brazil	RMAP
Tin	CRM Synergies	Spain	RMAP
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	China
Tin	PT Mitra Stania Prima	Indonesia	RMAP
Tin	PT Panca Mega Persada	Indonesia
Tin	CV Ayi Jaya	Indonesia	RMAP
Tin	PT Timah Nusantara	Indonesia	RMAP - Active
Tin	PT Prima Timah Utama	Indonesia	RMAP
Tin	PT Refined Bangka Tin	Indonesia	RMAP
Tin	PT Sariwiguna Binasentosa	Indonesia	RMAP
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	China
Tin	PT Premium Tin Indonesia	Indonesia	RMAP
Tin	CV Venus Inti Perkasa	Indonesia	RMAP
Tin	PT Stanindo Inti Perkasa	Indonesia	RMAP
Tin	PT Sukses Inti Makmur	Indonesia	RMAP
Tin	Precious Minerals and Smelting Limited	India
Tin	Luna Smelter, Ltd.	Rwanda	RMAP
Tin	PT Timah Tbk Mentok	Indonesia	RMAP
Tin	PT Timah Tbk Kundur	Indonesia	RMAP
Tin	PT Tinindo Inter Nusa	Indonesia
Tin	PT Tirus Putra Mandiri	Indonesia
Tin	PT Tommy Utama	Indonesia	RMAP
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	China	RMAP
Tin	PT Mitra Sukses Globalindo	Indonesia	RMAP
Tin	Resind Industria e Comercio Ltda.	Brazil	RMAP
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	China	RMAP
Tin	Yunnan Tin Company Limited	China	RMAP
Tin	Rui Da Hung	Taiwan	RMAP
Tin	Modeltech Sdn Bhd	Malaysia
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	Brazil	RMAP
Tin	Dowa	Japan	RMAP
Tin	Fabrica Auricchio Industria e Comercio Ltda.	Brazil	RMAP
Tin	PT Menara Cipta Mulia	Indonesia	RMAP

Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	Viet Nam
Tin	Super Ligas	Brazil	RMAP - Active
Tin	Metallo Spain S.L.U.	Spain	RMAP
Tin	EM Vinto	Bolivia	RMAP
Tin	DS Myanmar	Myanmar	RMAP
Tin	PT Putera Sarana Shakti (PT PSS)	Indonesia	RMAP
Tin	Estanho de Rondonia S.A.	Brazil	RMAP
Tin	Fenix Metals	Poland	RMAP
Tin	Magnu's Minerais Metais e Ligas Ltda.	Brazil	RMAP
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	China
Tin	Malaysia Smelting Corporation (MSC)	Malaysia	RMAP
Tungsten	A.L.M.T. TUNGSTEN Corp.	Japan	RMAP
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	China	RMAP
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	China	RMAP
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	China	RMAP
Tungsten	ACL Metais Eireli	Brazil	RMAP - Active
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	China	RMAP
Tungsten	Moliren Ltd.	Russian Federation	RMAP - Active
Tungsten	Global Tungsten & Powders Corp.	United States	RMAP
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	China	RMAP
Tungsten	Asia Tungsten Products Vietnam Ltd.	Viet Nam	RMAP
Tungsten	H.C. Starck Tungsten GmbH	Germany	RMAP
Tungsten	Niagara Refining LLC	United States	RMAP
Tungsten	TANIOBIS Smelting GmbH & Co. KG	Germany	RMAP
Tungsten	Masan High-Tech Materials	Viet Nam	RMAP
Tungsten	Hunan Chenzhou Mining Co., Ltd.	China	RMAP
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	China	RMAP
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	China	RMAP
Tungsten	Hydrometallurg, JSC	Russian Federation
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	China	RMAP
Tungsten	CNMC (Guangxi) PGMA Co., Ltd.	China
Tungsten	Japan New Metals Co., Ltd.	Japan	RMAP
Tungsten	China Molybdenum Co., Ltd.	China	RMAP
Tungsten	Fujian Ganmin RareMetal Co., Ltd.	China	RMAP
Tungsten	Wolfram Bergbau und Hutten AG	Austria	RMAP
Tungsten	JSC "Kirovgrad Hard Alloys Plant"	Russian Federation
Tungsten	Lianyou Metals Co., Ltd.	Taiwan	RMAP
Tungsten	Jingmen Dewei GEM Tungsten Resources Recycling Co., Ltd.	China	RMAP
Tungsten	NPP Tyazhmetprom LLC	Russian Federation	RMAP - Active
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	China	RMAP
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	China	RMAP
Tungsten	Xiamen Tungsten Co., Ltd.	China	RMAP
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	China	RMAP
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	China
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	China	RMAP
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	China	RMAP
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	China	RMAP
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	Brazil	RMAP - Active
Tungsten	Cronimet Brasil Ltda	Brazil	RMAP

Tungsten	Philippine Chuangxin Industrial Co., Inc.	Philippines	RMAP
Tungsten	Kennametal Fallon	United States	RMAP
Tungsten	Kennametal Huntsville	United States	RMAP
Tungsten	Unecha Refractory Metals Plant	Russian Federation
Tungsten	Artek LLC	Russian Federation
Tungsten	OOO “Technolom” 1	Russian Federation	RMAP - Active
Tungsten	OOO “Technolom” 2	Russian Federation	RMAP - Active
Tungsten	Fujian Xinlu Tungsten	China	RMAP
Tungsten	LLC Vostok	Russian Federation	RMAP - Active
Tungsten	YUDU ANSHENG TUNGSTEN CO., LTD.	China
Tungsten	HANNAE FOR T Co., Ltd.	Korea, Republic of
Tungsten	Tungsten Vietnam Joint Stock Company	Viet Nam	RMAP
Tungsten	DONGKUK INDUSTRIES CO., LTD.	Korea, Republic of	RMAP - Progressing
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	China	RMAP